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                  [LETTERHEAD OF BAER MARKS & UPHAM LLP]


                                                January 20, 1997

TTR Inc.
2 Hanagar Street
Kfar Saba, 44425, Israel

         RE: Registration Statement on Form SB-2

Gentlemen:

         We have acted as counsel to TTR Inc., a Delaware corporation (the "Company"), in connection with (a) the proposed public offering by the Company of up to 920,000 shares of Common Stock, $.001 par value (the "Common Stock"), including up to 120,000 shares of Common Stock solely to cover over-allotments;
(b) the  proposed  public offering by  certain  selling securityholders  of  the
Company of up to 1,492,021 shares of Common Stock, including up to 217,473 shares of Common Stock issuable upon exercise of a like number of warrants; and
(c) the issuance by the Company to First Metropolitan Securities, Inc. (the "Representative") of warrants (the "Representative's Warrants") to purchase up to 80,000 shares of Common Stock, pursuant to a registration statement on Form SB-2 (the "Registration Statement"), as amended, originally filed by the Company with the Securities and Exchange Commission on September 12, 1996, pursuant to the Securities Act of 1933, as amended.

         The shares of Common Stock issuable pursuant to the above proposed public offerings are hereinafter referred to as the "Offered Shares." The shares of Common Stock issuable upon exercise of the Representative's Warrants are hereinafter referred to as the "Representative's Warrant Shares." The Offered Shares, the Representative's Warrants and the Representative's Warrant Shares are hereinafter referred to as the "Securities."

         In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, the form of Underwriting Agreement, and





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TTR Inc.

January 20, 1997
Page 2

the form of Representative's Warrant filed as exhibits to the Registration Statement, your records of corporate proceedings, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the accuracy and completeness of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

         2. The sale and issuance of the Securities have been duly authorized by the Board of Directors of the Company, and the Offered Shares, and the Representative's Warrant Shares when issued and paid for, as contemplated by the Registration Statement and as provided for in the Representative's Warrants will be validly issued, fully paid and non-assessable, and no personal liability will attach to the ownership thereof.

         We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations thereunder, or that we are 'experts' within the meaning of the Securities Act or such rules and regulations.

                                               Very truly yours,


                                               BAER MARKS & UPHAM LLP

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